EXHIBIT 99.5
INGRAM MICRO INC.
2003 Equity Incentive Plan
Restricted Stock Award Agreement (“Award Agreement”)
(Performance Vesting)
     Section 1. Grant of Restricted Stock Award. As of [Insert Grant Date], Ingram Micro Inc., a Delaware corporation (“Micro”) hereby grants [Legal Name] (“Awardee”) a Restricted Stock Award (the “Restricted Stock Award”). This Restricted Stock Award represents the right to receive a total of up to X,XXX shares of Class A Common Stock, $.01 par value per share, of Micro’s common stock (the “Common Stock”), subject to the fulfillment of the vesting conditions set forth below and pursuant to and subject to the terms and conditions set forth in the Ingram Micro Inc. 2003 Equity Incentive Plan (the “Plan”). Capitalized terms used and not otherwise defined herein are used with the same meanings as in the Plan.
     Section 2. Restricted Stock Award. This Restricted Stock Award is not intended to qualify as an incentive stock option award as that term is used in Section 422 of the Code.
     Section 3. Time of Exercise; Expiration. This Restricted Stock Award shall become vested as set forth below:

	Vesting Date	Restriction Period
Number Of Shares	(Date that	and/or
Awarded	Restrictions Lapse)	Other Conditions

     Section 4. Acceptance of Grant. This Restricted Stock Award shall be awarded by Micro to the Awardee. The Awardee may accept this Restricted Stock Award (within 30 days of grant) by delivering written notice to the stock plan administrator together with payment, by cash or check, of the purchase price for the shares of Common Stock.
     Section 5. Nontransferability of Restricted Stock Award. This Restricted Stock Award shall not be transferable by Awardee otherwise than by will or by the laws of descent and distribution. The terms of this Restricted Stock Award shall be binding on the executors, administrators, heirs and successors of Awardee.

     Section 6. Termination or Suspension of Employment or Service (as generally defined under Section 11 of the Plan).
     (a) In the event Awardee voluntarily terminates his/her employment with Micro or an Affiliate, Awardee’s unvested Restricted Stock Award will be cancelled (forfeited) on such termination date.
     (b) In the event of Awardee’s Retirement, Disability or death, the forfeiture or vesting of Awardee’s unvested Restricted Stock Award will be determined in accordance with the conditions listed under Section 3 above. In cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of Micro, waive in whole or in part any or all remaining restrictions with respect to such Awardee’s shares of the Restricted Stock Award.
     (c) In the event Awardee’s employment with Micro or an Affiliate is involuntarily terminated by Micro or an Affiliates other than for cause (“cause” shall mean Awardee’s commission of a felony, gross negligence, fraud or material failure to use his/her best efforts to perform his/her duties to Micro or an Affiliate, which material failure continues for a period of 30 days following written notice thereof from Micro or an Affiliate), Awardee’s unvested Restricted Stock Award will vest in accordance with the conditions listed in Section 3 above.
     (d) If Awardee’s employment or service is terminated for cause as defined above, Awardee’s unvested Restricted Stock Award will be cancelled (forfeited) on such termination date. Upon Awardee’s termination for cause during the period before the Restricted Stock Award has vested, Awardee forfeits Awardee’s rights to the then unvested Restricted Stock Award.
     (d) Except as the Committee may otherwise determine, termination of Awardee’s employment or service for any reason shall occur on the date such Awardee ceases to perform services for Micro or any Affiliate without regard to whether such Awardee continues thereafter to receive any compensatory payments therefrom or is paid salary thereby in lieu of notice of termination or, with respect to a member of the Board who is not also an employee of Micro or any Affiliate, the date such Awardee is no longer a member of the Board.
     Section 7. Restrictions on Purchase and Sale of Shares. Micro shall not be obligated to sell or issue any shares of Common Stock pursuant to this Restricted Stock Award unless the shares are at that time effectively registered or exempt from registration under the U.S. Securities Act of 1933, as amended, and, as applicable, local laws.
     Section 8. Responsibility for Taxes. Regardless of any action Micro or Awardee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding (“Tax-Related Items”), Awardee acknowledges that the ultimate liability for all Tax-Related

Items legally due by Awardee is and remains Awardee’s responsibility and that Micro and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Award, including the grant and vesting of the Restricted Stock Award, the subsequent sale of shares of Common Stock acquired pursuant to the Restricted Stock Award and the receipt of any dividends, if any; and (2) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Award to reduce or eliminate Awardee’s liability for Tax-Related Items.
     Prior to a taxable event, Awardee shall pay or make adequate arrangements satisfactory to Micro and/or the Employer to satisfy all withholding and payment on account obligations of Micro and/or the Employer. In this regard, Awardee authorizes Micro and/or the Employer to withhold all applicable Tax-Related Items legally payable by Awardee from Awardee’s wages or other cash compensation paid to Awardee by Micro and/or the Employer or from proceeds of the sale of shares of Common Stock. Alternatively, or in addition, if permissible under local law, Micro may (1) sell or arrange for the sale of shares of Common Stock that Awardee acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in shares of Common Stock, provided that Micro only withholds the amount of shares of Common Stock necessary to satisfy the minimum withholding amount. Finally, Awardee shall pay to Micro or the Employer any amount of Tax-Related Items that Micro or the Employer may be required to withhold as a result of Awardee’s participation in the Plan or Awardee’s purchase of shares of Common Stock that cannot be satisfied by the means previously described. Micro may refuse to deliver the shares of Common Stock if Awardee fails to comply with Awardee’s obligations in connection with the Tax-Related Items as described in this section.
     Section 9. Adjustment. The number of shares of Common Stock subject to this Restricted Stock Award and the price per share of such shares may be adjusted by Micro from time to time pursuant to the Plan.
     Section 10. Nature of the Award. By accepting this Restricted Stock Award, Awardee acknowledges that:
(1)	the Plan is established voluntarily by Micro, it is discretionary in nature and it may be modified, amended, suspended or terminated by Micro at any time, unless otherwise provided in the Plan and this Award Agreement;

(2)	the grant of the Restricted Stock Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Award, or benefits in lieu of Restricted Stock Award, even if Restricted Stock Awards have been granted repeatedly in the past;

(3)	all decisions with respect to future Restricted Stock Award grants, if any, will be at the sole discretion of Micro;

(4)	participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Awardee’s employment relationship at any time with or without cause;

(5)	participating in the Plan is voluntary;

(6)	the Restricted Stock Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to Micro or the Employer, and which is outside the scope of Awardee’s employment contract, if any;

(7)	the Restricted Stock Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services to Micro or the Employer;

(8)	in the event Awardee is not an employee of Micro, the Restricted Stock Award will not be interpreted to form an employment contract or relationship with Micro; and furthermore, the Restricted Stock Award will not be interpreted to form an employment contract with the Employer or any subsidiary or affiliate of Micro;

(9)	the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(10)	if Awardee accepts the Restricted Stock Award and obtains shares of Common Stock, the value of those shares of Common Stock acquired may increase or decrease in value, even below the purchase price;

(11)	in consideration of the grant of the Restricted Stock Award, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Award or diminution in value of the Restricted Stock Award or shares of Common Stock purchased under the Restricted Stock Award resulting from termination of Awardee’s employment by Micro or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Awardee irrevocably releases Micro and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Agreement, Awardee shall be deemed irrevocably to have waived Awardee’s entitlement to pursue such claim; and

(12)	in the event of involuntary termination of Awardee’s employment for cause (“cause” shall mean Awardee’s commission of a felony, gross negligence, fraud or material failure to use his/her best efforts to perform his/her duties to Micro or an Affiliate, which material failure continues for a period of 30 days following written notice thereof from Micro or an Affiliate)(whether or not in breach of local labor laws), Awardee’s right to receive Restricted Stock Award and vest in the Restricted Stock Award under the Plan will terminate effective as of the date the Awardee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment for cause (whether or not in breach of local labor laws), Awardee’s right to vest in the Restricted Stock Award after termination of employment, if any, will be measured by the date of termination of Awardee’s active employment and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when Awardee is no longer actively employed for purposes of Awardee’s grant of Restricted Stock Award.
     Section 11. Data Privacy. The Awardee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Awardee’s personal data as described in this document by and among, as applicable, Micro and Employer for the exclusive purpose of implementing, administering and managing Awardee’s participation in the Plan.
     Awardee hereby understands that Micro and the Employer hold certain personal information about the Awardee, including, but not limited to, Awardee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Micro, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Awardee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Awardee hereby understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Awardee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Awardee’s country. Awardee hereby understands that Awardee may request a list with the names and addresses of any potential recipients of the Data by contacting Awardee’s local human resources representative. Awardee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Awardee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Awardee may elect to deposit any Shares acquired upon vesting of the Restricted Stock Award. Awardee hereby understands that Data will be held only as long as is necessary to implement, administer and manage the Awardee’s participation in the Plan. Awardee hereby understands that Awardee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Awardee’s local human resources representative. Awardee hereby understands, however, that refusing or withdrawing the Awardee’s consent may affect the Awardee’s ability to participate in the Plan. For more information on the consequences of Awardee’s refusal to consent or withdrawal of consent, human resources representative responsible for Awardee’s country at the local or regional level.
     Section 12. No Rights Until Issuance. Awardee shall have no rights hereunder as a shareholder with respect to any shares subject to this Restricted Stock Award until the date of the issuance of the stock certificate for such shares.
     Section 13. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflicts of laws as provided in the Plan.
     Section 14. Amendment. This Restricted Stock Award may be amended as provided in the Plan.
     Section 15. Language. If the Awardee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.
     Section 16. Electronic Delivery. Micro may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Award granted under (and participation in) the Plan or future awards that may be granted under the Plan by electronic means or to request the Awardee’s consent to participate in the Plan by electronic means. The Awardee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by Micro or another third party designated by Micro.

     Section 17. Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
     Section 18. See attached Addendum A, if applicable, which is hereby incorporated by reference.

INGRAM MICRO INC.

Matthew A. Sauer
SVP, Human Resources — WW
Accepted and agreed as to the foregoing:
AWARDEE

Name

Date

Addendum A:
     Section 18. Belgium Notice. You understand that if the Award Agreement is not specifically accepted by signing and returning this agreement to Michelle Entsminger, Manager, Stock Plan Administration, at Ingram Micro Inc., 1600 E. St. Andrew Place, Santa Ana, CA 92799-5125 by [Insert Date], your Award will be deemed rejected and forfeited. In this case, you will not be entitled to retain any right to your Award. You acknowledge that you have been encouraged to discuss this matter with your financial or tax advisor and that any acceptance is made knowingly. You further acknowledge that if you do not accept the Award, you will not be entitled to any payment or benefit in lieu of the Award.
     You are required to report any security or bank account maintained outside of Belgium on your annual tax return.

Addendum A:
     Section 18. Singapore Notice. If you are a director, associate director or shadow director of a Singapore affiliate of Micro, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore affiliate in writing when you receive an interest (e.g., options, shares) in Micro or any related companies. Please contact Micro to obtain a copy of the notification form. You must also notify the Singapore affiliate when you sell shares of Micro or any related company (including when you sell shares acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in Micro or any related company. In addition, a notification must be made of your interests in Micro or any related company within two days of becoming a director.